UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 23, 2004

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On June 23, 2004, the United States District Court for the Western District of Pennsylvania granted the Department of Justice’s motion seeking dismissal with prejudice of the criminal complaint originally filed with the District Court on June 2, 2003 pursuant to the terms of the Deferred Prosecution Agreement entered into between the United States Department of Justice and PNC ICLC Corp., an indirect non-bank subsidiary of The PNC Financial Services Group, Inc. (“PNC”).

The Deferred Prosecution Agreement and the criminal complaint originally filed under it are described in detail in PNC’s Current Report on Form 8-K filed on June 2, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: June 23, 2004	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller